SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

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                                               By Rule 14a-6(e)(2))
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/ / Soliciting Material Pursuant to Rule 14a-12

                            WACHOVIA CORPORATION
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              (Name of Registrant As Specified In Its Charter)

                            SUNTRUST BANKS, INC.
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

1)       Title of each class of securities to which transaction applies:

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2)       Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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This filing contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust Banks, Inc. and Wachovia Corporation, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger;
(5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause SunTrust's results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

On May 14, 2001, SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other documents at the SEC's Internet web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753).

The following letter to the editor was printed in the Charlotte Observer on July 17, 2001. SunTrust may send substantially identical letters to other local newspapers in North Carolina from time to time.

For the record


WHICH BANK MERGER?


SUNTRUST CHIEF ARGUES THAT A MERGER OF WACHOVIA AND FIRST UNION ISN'T BETTER FOR NORTH CAROLINA

                               By PHIL HUMANN
                          Special To The Observer

In several recent visits to Charlotte to talk about our proposal to acquire Wachovia Corporation, I have been gratified by the courtesy shown me by Wachovia shareholders, members of the local business community and the news media.

In numerous meetings, however, and at different forums, one question keeps coming up: Isn't voting against the merger of Wachovia and First Union - both North Carolina banks - a vote against the interests of North Carolina? While I respect the sentiment embodied in that question, I believe the answer is a resounding "no." I know there is a lot of communication taking place right now as both SunTrust and First Union seek to draw attention to what we each see as the merits of our competing proposals for Wachovia. But in terms of the impact on North Carolina of one merger or the other, I believe the facts speak for themselves in three key areas: Job Losses:
First Union projects job reductions in the 7,000 range. SunTrust anticipates the elimination of about 3,000 fewer jobs. So, we can expect North and South Carolina Wachovia employees to be negatively affected much more under a First Union merger than under SunTrust.

Branch Closings: According to their own estimates, the First Union offer will result in some 325 branch closings, many in North and South Carolina, as overlapping branches are eliminated. In greater Charlotte, for example, First Union operates 41 offices and Wachovia operates 23. By contrast, SunTrust's merger proposal contemplates closing between 150 and 175 branches overall. The big difference is that none of those closings would be in North Carolina or South Carolina because we don't have any overlapping SunTrust and Wachovia branches in these states. Competition:
Merging Wachovia into First Union means one less bank operating in North Carolina. So, in Charlotte and across the Carolinas, customers would find themselves with less competition and less access to banking services.
What it boils down to is that if a Wachovia shareholder is concerned with doing what's best for North Carolina, we believe a vote against the First Union merger is the right choice. Fortunately, Wachovia shareholders do have a choice.

Phil Humann is chairman, president and CEO of SunTrust Banks, Inc